UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2004

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	0-21912	54-1624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 YAMATO ROAD, SUITE 100

BOCA RATON, FLORIDA 33431

(Address of principal executive offices)

(561) 981-1850

(Registrant’s telephone number including area code)

ITEM 5. Other Events and Regulation FD Disclosure

First Chesapeake Financial Corporation (OTC BB:FCFK) announced on March 9, 2004 that it has entered the healthcare services industry by forming Medical Capital Group, Inc., a Florida corporation (MCG), as a wholly owned subsidiary. MCG intents to provide innovative financial solutions to the healthcare industry. In addition, MCG will provide medical billing, transcription, data entry, and audit services to its clients. MCG will take advantage of First Chesapeake’s current management’s operational skills and knowledge in providing healthcare financial services, as well as their contacts in the hospital and medical group arenas.

In addition, First Chesapeake Financial Corporation announced on March 9, 2004 that its wholly owned subsidiary Collateral One Mortgage has been approved as a lending participant for the Lending Tree.com web site, the leading online lending Exchange. The Company began receiving loan requests from the Lending Tree site on January 26, 2004.

First Chesapeake is a provider of financial services in the mortgage banking industry and is engaged in retail and wholesale mortgage banking business.

This report contains forward-looking information including statements regarding the Company’s business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company’s products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2004	First Chesapeake Financial Corporation

/s/ Kautilya Sharma
Kautilya Sharma a/k/a Tony Sharma
Chairman and Chief Executive Officer